UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2018

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Extension of Termination Date

On October 4, 2018, Ameri Holdings, Inc., a Delaware corporation (the “Company”), received a Notice of Default and Acceleration of Obligations: Extension of Termination Date (the “Further Extension Notice”). In the Further Extension Notice, Sterling National Bank (the “Lender”) extended the date that all amounts due in respect of loans under the Loan Agreement (as defined below) shall be due and payable from September 30, 2018 to December 31, 2018.

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 13, 2018 by the Company, on July 9, 2018, the Company received a Notice of Default and Acceleration of Obligations from the Lender in connection with the Loan and Security Agreement, dated as of July 1, 2016, by and among the Lender, the Company, certain of the Company’s wholly-owned subsidiaries as borrowers, the Company and certain of its wholly-owned subsidiaries serving as guarantors, and the Company’s Chief Executive Officer (as a validity guarantor), as amended (the “Loan Agreement”).

As previously disclosed in the Company’s Current Report on Form 8-K, on August 31, 2018, the Company had received a Notice of Default and Acceleration of Obligations: Extension of Termination Date (the “Extension Notice”). In the Extension Notice, the Lender extended the date that all amounts due in respect of loans under the Loan Agreement shall be due and payable from August 31, 2018 to September 30, 2018. As stated above, this date has now been extended to December 31, 2018.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information provided in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer